FULUCAI PRODUCTIONS LTD.

Management’s Discussion and Analysis

For the fiscal years ended April 30, 2013 and 2012

As at July 29, 2013

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE FISCAL YEARS ENDED APRIL 30, 2013 and 2012

INTRODUCTION

The following Management’s Discussion and Analysis (“MD&A”) of Fulucai Productions Ltd. (“Fulucai” or the “Company”) is intended to assist in the understanding of the trends and significant changes in the Company's financial condition and results of operations for the year ended April 30, 2013 and 2012. It should be read in conjunction with the audited financial statements including the notes thereto for the fiscal years ended April 30, 2013 and 2012.

The following information has been prepared by management in accordance with United States Generally Accepted Accounting Principles (“US GAAP”) unless otherwise indicated.

Forward Looking Statements

This MD&A may contain “forward-looking statements”.  Forward-looking statements include but are not limited to, statements regarding management’s expectations, future anticipated programs and the timing thereof, and business and financing plans. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are statements which by their nature refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, the Company’s ability to acquire, develop and operate solar parks in order to continue its projected growth, to raise the necessary capital t undertake its plans or to be fully able to implement its business strategies.

Historical results of operations and trends that may be inferred from this MD&A may not necessarily indicate future results from operations. In particular, the current state of the global securities markets may cause significant reductions in the price of the Company’s securities and render it difficult or impossible for the Company to raise the funds necessary to continue operations.

All of the Company's public disclosure filings, including its most recent management information circular, material change reports, press releases and other information, may be accessed via www.sec.gov by viewing the Company’s Issuer Profile on SEDAR at www.sedar.com. Readers are urged to review these materials.

DATE

This MD&A has been prepared by management as of July 29, 2013, and reflects information available as at July 29, 2013.

OVERALL PERFORMANCE

Fulucai Productions Ltd. was incorporated on March 26, 2010 under the laws of the State of Nevada and is referenced herein as either "Fulucai", "the Company", "we", "us" or "our".  We are a development stage independent concept developer in the field of television and motion pictures having our principal office located at 55 Broad Street, 15th Floor, New York, NY 10004. Our phone number is (646) 967-4459 and our e-mail is rthayercapital@aol.com.  Our website is at www.fulucai.tv.

Currently, we are a television and movie production company.   Our initial plan of operation was to develop reality-based show concepts for sale to television and Internet production interests.  This planned development was expected to include the production of “trailers”. Trailers are short videos that demonstrate the concept to potential buyers.   We developed our first reality show, however, we were unable to find a buyer and we determined to undertake production of a full-length feature film, “Inevitable” which was completed as of May 20, 2012 for approximately $11,000.

On March 28, 2011, the Company and Octacation Productions Ltd. (“Octacation”) entered into a Development Agreement under which the Company was to provide video production and post-production services for the development of a marketing video for Octacation’s movie, “Smack in the Middle of Nowhere”.

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE FISCAL YEARS ENDED APRIL 30, 2013 and 2012

Under the terms of the Agreement, the Company was to provide video production and post-production services, voice acquisition and mixing, sound effects, non-union actors, craft services, direction, and editing. Any and all other services, including music, are considered extras and billed on a cost-plus-20% basis.  During May, 2011, Octacation experienced a disruption in its operations due to a situation where it could not access its funds in order to progress the contract with the Company and on May 31, 2011 due to a lack of available funding Octacation terminated its agreement with the Company.

On October 14, 2011, the Company and its President at the time, James Durward, entered into a Royalty Agreement whereby the Company acquired all rights to the intellectual property known as “All the Wrong Reasons” as registered with the Writer’s Guild of America Registration Number 1533357 (the “Production”).  Mr. Durward will receive a 20% gross overriding royalty on any and all worldwide revenues generated by, or derived from, the production. The production was re-named “Inevitable” and is referred to previously in this section.

In the spring of 2012 the Company began to investigate further opportunities to expand its area of focus into new projects.  On April 4, 2012, the Company and SFT Diversified Global LLC (“SFT”) entered into an Assignment Agreement (the “Agreement”) whereby SFT assigned all rights and interest in an option agreement between SFT and Orion Oil & Gas Properties, a Texas General Partnership (the “Option”). Under the terms of the Option, the Company acquired the rights to acquire certain surface and sub-surface mineral rights, including but not limited to natural gas and oil mineral rights being, lying and situated in the Counties of Cherokee, DeKalb, Etowah, Jackson and Marshall, in the State of Alabama, subject to an initial deposit for the Option of $1,000,000.  The Company was unable to raise the funds required under the Option and on May 31, 2012, the Agreement was in default and the Company determined in early June 2012 not to pursue the Option.

On June 29, 2012, we finalized negotiations with Equine Venture Group, Inc. (“Equine”) and entered into an acquisition agreement with Equine and Equine’s sole shareholder, Jennifer Serek (“Serek”) to acquire all of the issued and outstanding shares of Equine.  The transaction with Equine was not completed.

On July 27, 2012, Mr. James Durward and Mr. Gordon Rix resigned as officers and directors of the Company. Ms. Jennifer Serek was appointed the sole officer and director of the Company.

During the summer of 2012, the Company also submitted the Production (referenced above) to a variety of film festivals world-wide in an attempt to have it picked up for distribution.

On September 5, 2012, Ms. Jennifer Serek resigned as President, Chief Executive Officer and Treasurer of the Company.  On September 5 2012, the Board of Directors appointed John Carl Anderson the President, Chief Executive Officer Treasurer and a Director of the Company. On September 17, 2012, Mr. John Carl Anderson, resigned as President, Chief Executive Officer, Treasurer and a Director of the Company and Mr. John Demoleas was appointed President, Chief Executive Officer, Treasurer and a Director of the Company.

Effective November 15, 2012, the Company entered into a licensing and distribution agreement with ConvergTV (CGTV) whereby CTV was granted the worldwide rights and license to the movie Inevitable (the “Program”) for a period of two years commencing November 15, 2012. CGTV will get any and all License Rights, all rights of distribution, the right to copy and reproduce the Program, the right to create derivative works of the Program for the purpose of creating branding elements and short form promotional materials (“Promotional Works”), the right to sell copies, the right to import and export the Program and the Promotional Works, the right to display the Program and Promotional Works publicity, the right to transmit the Program and Promotional Works through any transmission or delivery method that exists today, or that is created in the future, to any number of devices or users, including transmission through simultaneous delivery or streaming, and the right to sublicense and/or assign some or all of these rights to others. The Company will receive a share of the revenues from revenues earned by CGTV in regard to its licensing and distribution.  There have been no revenues or expenses related to the CGTV contract in regard to Inevitable to the date of this filing.  ConvergTV has advised that the channel that is supposed to carry Inevitable has not yet been launched and that the launch date is not known at this time.

On November 21, 2012, Ms. Jennifer Serek resigned as Secretary and Director of the Company.

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE FISCAL YEARS ENDED APRIL 30, 2013 and 2012

On November 23, 2012, Mr. John Demoleas resigned as President, Chief Executive Officer, Treasurer and Chief Financial Officer of the Company, and concurrently, the Board of Directors appointed Malcolm Albery as the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director of the Company.

On November 26, 2012, Mr. John Demoleas resigned as a Director of the Company.

On April 26, 2013, Mr. Malcolm Albery resigned as President, Secretary, Treasurer Chief Executive Officer and Chief Financial Officer of the FuLuCai Productions Ltd. (the “Company”).

On April 26, 2013, the Board of Directors appointed Robert Thayer as the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company.  Mr. Thayer intends to review the current business of the Company and also to review other business opportunities that may be available to the Company.

The Company intends to continue to pursue its original business plan, and to continue to review other potential acquisitions; however, the loss of James Durward and Gordon Rix as directors and officers may make it more difficult for the Company to progress its currently planned business.

In the current development stage, we anticipate incurring operating losses as we implement our business plan.

Subsequent Events

On May 9, 2013, Mr. Malcolm Albery resigned as a director of the Company.

On July 23, 2013 Mr. Robert Thayer resigned as Chief Executive Officer and concurrently Mr. Mohammad (Mo) Fazil was appointed a director of the Company, Chief Executive Officer, and Chairman of the Board.  Mr. Fazil has spent his career working as an investment advisor for Canadian broker/dealers and will assist the Company in reviewing potentialbusiness opportunities.

SELECTED ANNUAL INFORMATION

The following data are derived from our financial statements for the fiscal years ended April 30, 2013, 2012 and 2011:

	Year ended April 30,
	2013	2012	2011
Financial results
Revenue	$-	$15,750	$-
Net loss	(59,121)	(58,595)	(56,992)
Basic and diluted loss per share	(0.00)	(0.00)	(0.00)

Balance sheet data:
Total cash and cash equivalent	3,836	2,718	57,780
Total assets	11,027	17,407	75,743
Total current liabilities	72,985	20,244	19,985
Total liabilities	72,985	20,244	19,985
Shareholders’ equity (deficit)	(61,958)	(2,837)	55,758

Discussion of Selected Annual Information
There have been revenues totaling $15,750 from the date of incorporation on March 26, 2010, to the fiscal year ended April 30, 2013. The Company realized net losses for the 12-month period ended April 30, 2013, of $59,121 as compared to net losses of $58,595 for the 12-month period ended April 30, 2012 and $56,992 for the 12-month period ended April 30, 2011.  While year over year results appear consistent, the net loss for each respective 12 month period contains expenditures allocated across different expense categories each year.  Fiscal 2011 expenses includes video production costs of $25,880 (2012 – 8,000)(2013 - $Nil) with no fees paid for consulting or management expenses (2012 - &7,000) (2013 - $5,000). During fiscal 2012, the Company offset operating expenses of $74,345 with income totaling $15,750 with no income reported in any other fiscal period.  Depreciation expenses of $903 in fiscal 2011 increased in subsequent periods to $6,901 (2012) and $7,498 (2013) respectively. General and administrative expenditures remained consistent period over period.

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE FISCAL YEARS ENDED APRIL 30, 2013 and 2012

Fourth Quarter

During the three month periods ended April 30, 2013 and 2012 there were no significant expense changes to operating expenses.  The Company did not generate revenue in the three months ended April 30, 2013 or 2012.

Interest expense was $830 for the three months ended April 30, 2013 ($nil – 2012).

Financial Results Year ended April 30, 2013 compared to April 30, 2012

Revenues

During the fiscal year ended April 30, 2013 we did not earn any revenue as compared to revenue earned of $15,750 during the comparable period ended April 30, 2012.

There can be no assurance that we will continue to generate revenues from our current business or any new business opportunities we may identify and acquire.

Expenses

Our operational losses for the fiscal periods ended April 30, 2013 and 2012 were consistent.  Our operating loss, for the fiscal year ended April 30, 2013 was $57,436 as compared to a net loss of $58,595 for the same period ended April 30, 2012, of which $7,498 for the twelve month period ended April 30, 2013 was depreciation as compared to $6,901 for the same period ended April 30, 2012, $27,216 ($35,513 – 2012) was incurred for professional fees, including legal and audit, and $17,722 ($16,931 – 2012) for general office expenses, $5,000 for directors fees in the current year ($Nil – 2012,), offset by a reduction in consulting fees to nil from $7,000 (2012) and a reduction in video production fees to nil from $8,000 (2012). Interest expense was $1,685 for the twelve months ended April 30, 2013 ($nil – 2012) resulting in a net loss of $59,121 for the fiscal year ended April 30, 2013 ($58,595 – 2012).

Basic and diluted loss per share for the fiscal years ended April 30, 2013 and 2012 was ($0.00).

 SELECTED QUARTERLY INFORMATION

The following table sets forth a comparison of information for the previous eight quarters ended with April 30, 2013:

	Apr 30, 13	Jan 31, 13	Oct 31, 12	July 31, 12
	Q4	Q3	Q2	Q1
Revenue	-	-	-	-
Operating expenses
Depreciation	1,874	1,875	1,875	1,874
Professional expenses	3,564	9,610	3,285	10,757
Director fees	-	5,000	-	-
General and administration	3,787	5,162	2,289	6,484
Total operating expenses	9,225	21,647	7,449	19,115
Interest expense	830	732	123	-
Net loss for the period	(10,055)	(22,379)	(7,572)	(19,115)
Loss per Share – basic and diluted	(0.00)	(0.00)	(0.00)	(0.00)
Total Assets	11,027	9,066	10,940	21,566
Total long-term financial liabilities	-	-	-	-

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE FISCAL YEARS ENDED APRIL 30, 2013 and 2012

	Apr 30, 12	Jan 31,12	Oct 31, 11	July 31, 11
	Q4	Q3	Q2	Q1
Revenue	-	-	-	15,750
Operating expenses
Depreciation	1,860	1,822	1,647	1,572
Professional expenses	3,442	3,564	21,703	6,804
Video production	-	5,000	3,000	-
Consulting fees	-	-	-	7,000
General and administration	5,211	4,719	5,060	1,941
Total operating expenses	10,513	15,105	31,410	17,317
Net loss for the period	(10,513)	(15,105)	(31,410)	(1,567)
Loss per Share – basic and diluted	(0.00)	(0.00)	(0.00)	(0.00)
Total Assets	17,407	18,978	34,133	74,854
Total long-term financial liabilities	-	-	-	-

RESULTS OF OPERATIONS

Discussion of Quarterly Results

Quarter over quarter operating results reflect relatively consistent quarterly expenditures for general and administrative expenses, management fees, professional fees and depreciation costs, with the following extraordinary items:

-
Video production costs during the three month periods ended October 31, 2011 and January 31, 2012 totaled $3,000 and $5,000 respectively with no comparable expense in the subsequent quarters  to the period ended April 30, 2013

-	The Company incurred consulting fees of $7,000 in the three month period ended July 31, 2011 with no similar expense during the subsequent quarters to the period ended April 30, 2013;
-	The Company incurred $5,000 as directors’ fees in the quarter ended January 31, 2013 with no similar expenditure in subsequent quarters to the period ended April 30, 2013.
-	The Company incurred substantially increased professional fees during the quarter ended October 31, 2011 as we made application for DTC eligibility.
-
As a result of the receipt of certain loans for operating expenses during the quarters ended October 31, 2012 and January 31, 2013 the Company incurred interest expenses during each of the quarters from October 31, 2012 to current date, April 30, 2013, with no similar expenses in the prior four quarters to the fiscal year ended April 30, 2012.

ADDITIONAL DISCLOSURE FOR VENTURE ISSUERS WITHOUT SIGNIFICANT REVENUE

The Company has generated minimal revenues in the form of video production services since incorporation as it works to monetize its existing intellectual property. The following table sets out the components of the Company’s general and administrative expenses for fiscal 2013 as compared to fiscal 2012:

	Three months ended	Three months ended	Year ended	Year ended
	April 30, 2013	April 30, 2012	April 30, 2013	April 30, 2012
	(unaudited)	(unaudited)	(audited)	(audited)
Revenue	-	-	-	15,750
Operating expenses
Depreciation	1,874	1,860	7,498	6,901
Professional expenses	3,564	3,442	27,216	35,513
Director fees	-	-	5,000	-
Video production	-	-	-	8,000
Consulting fees	-	-	-	7,000
General and administration	3,787	5,211	17,722	16,931
Total operation expenses	9,225	10,513	57,436	74,345
Interest expense	830	-	1,685	-
Net loss for the period	(10,055)	(10,513)	(59,121)	(58,595)

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE FISCAL YEARS ENDED APRIL 30, 2013 and 2012

LIQUIDITY AND CAPITAL RESOURCES

As of April 30, 2013, we had total assets of $11,027 ($17,407 as at April 30, 2012) comprised of $3,836 ($2,718 – April 30, 2012) in cash and $7,191 ($14,689 – April 30, 2012) in fixed assets, being equipment and software. This reflects a decrease of $6,380 in the value of our total assets from $17,407 on April 30, 2012. The decrease in assets is mainly due to the depreciation of our property and equipment in the amount of $7,498 during the fiscal year ended April 30, 2013. As of April 30, 2013, our total liabilities increased to $72,985 from $20,244 as of April 30, 2012 mainly due to an increase in loans payable totaling $67,482 which were used to pay down our accounts payable and operating expenses.

Management has determined it will continue with the Company’s movie production business and seek other potential acquisitions to increase stockholder value.   Effective November 15, 2012, the Company entered into a licensing and distribution agreement with ConvergTV (CGTV) whereby CTV was granted the worldwide rights and license to the movie Inevitable (the “Program”) for a period of two years commencing November 15, 2012. CGTV will get any and all License Rights, all rights of distribution, the right to copy and reproduce the Program, the right to create derivative works of the Program for the purpose of creating branding elements and short form promotional materials (“Promotional Works”), the right to sell copies, the right to import and export the Program and the Promotional Works, the right to display the Program and Promotional Works publicity, the right to transmit the Program and Promotional Works through any transmission or delivery method that exists today, or that is created in the future, to any number of devices or users, including transmission through simultaneous delivery or streaming, and the right to sublicense and/or assign some or all of these rights to others. The Company will receive a share of the revenues from revenues earned by CGTV in regard to its licensing and distribution.  At this time the Company has no way to determine what revenues, if any, it will receive from this agreement.   The Company has been advised by CGTV that the station which is to air the Program has not yet been launched and there is no definitive launch date yet announced.   No revenues or expenses in regard to the CGTV contract have been generated from this agreement to date.

Operating Activities

Operating activities used cash of $53,337 during fiscal 2013 as compared to $51,435 used during fiscal 2012. The increase was primarily due to the increase net loss of $59,121 for fiscal 2013 compared to $58,595 for fiscal 2012 offset in part by reduced accounts payable and accrued expenses of $784 during fiscal 2013 compared to $10,952 during fiscal 2011.  During the fiscal year ended April 30, 2013 we did not generate any revenues as compared to the fiscal year ended April 30, 2012 when we generated $15,750 in revenues due to a production contract for our services.

Investing Activities

There was no cash used or provided by investing activities during fiscal 2013 as compared to $3,627 used during fiscal 2012.

Financing Activities

Financing activities provided $54,455 of cash during fiscal 2013 compared to $nil during fiscal 2012.

During the fiscal year ended April 30, 2013, the Company received funds in the amount of $30,000 from a third party lender. The amounts owing are unsecured, bear interest at 8% per annum, and are due on demand.

During the fiscal year ended April 30, 2013, the Company received funds in the amount of $29,290 from related parties and repaid $4,835. The amounts owing are unsecured, bear interest at 8% per annum, and are due on demand.

Commitments

None

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE FISCAL YEARS ENDED APRIL 30, 2013 and 2012

Going Concern

At April 30, 2013, we had limited operations and we expect to incur development stage operating losses as we continue to develop our operating business. We raised sufficient funds under our prospectus offering to fund our initial business plan, and we have been able to raise sufficient funds by way of loans for ongoing operations. Based solely on limited operations of the Company to maintain its reporting requirements, we do not have sufficient funds to fund our operations over the next twelve months. We will need to raise additional capital for operations and to pursue any new business opportunities or to undertake any further production projects, the amounts of which cannot be known at this time. There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon achieving success with our current production and raising funds for operations and to expand our business and ultimately having a profitable level of operations.

OFF-BALANCE SHEET ARRANGEMENTS

The Company does not have any off-balance sheet arrangements.

TRANSACTIONS BETWEEN RELATED PARTIES

On October 14, 2011, the Company and its then President, James Durward, entered into a Royalty Agreement whereby the Company has acquired all rights (“Rights”) to the intellectual property known as “All the Wrong Reasons” as registered with the Writer’s Guild of America Registration Number 1533357 (now “Inevitable”) (the “Production”). Mr. Durward will receive a 20% gross overriding royalty on any and all worldwide revenues generated by, or derived from, the Production. Please refer to Note 3 - Acquisition of Media Rights for further details.

Both Mr. Durward who is a former director and officer and the majority stockholder of the Company and Mr. Rix, a former director and officer of the Company hold gross overriding royalties on all revenues generated by the Company’s Properties. Please refer to Note 3 - Acquisition of Media Rights in the Company’ financial statements for further details.

During the three month period ended July 31, 2012, the Company received invoices from Mr. Durward, a former director and officer of the Company and a shareholder of the Company, totaling the amount of $9,455 (2011- $12,700) for costs related to video production, equipment, advances for the payment of Company invoices and general administration expenses paid by Mr. Durward on behalf of the Company. The Company made cash payments in the amount of $8,259 to Mr. Durward, leaving the amount of $6,253 due and owing, however, on September 27, 2012, the Company received notification of the assignment of debt from Mr. Durward to Able Star Capital Investment Ltd. (“Able Star”) therefore as at April 30, 2013 the debt to Mr. Durward was retired in full and assigned to a related party as Able Star is a shareholder of the Company.

During the three month period ended July 31, 2012, the Company received funds in the amount of $5,987 (CAD$6,000) from a shareholder of the Company. The Company received notification that as of September 27, 2012, the loan had been assigned to Able Star, a shareholder of the Company.  During the year ended April 30, 2013, Able Star paid the amount of $29,290 (including CAD$5,000) due and owing to creditors of the Company.  The Company repaid $4,835 during the period ended April 30, 2013 and therefore the total amount of the debt owing to Able Star as at April 30, 2013 was $37,482 which is reflected as loan payable – related party.

The amounts owing to Able Star are unsecured, bear interest at 8% per annum, and are due on demand. During the period ended April 30, 2013, an accrued interest expense in the amount of $1,659 was reflected in the balance sheets as accounts payable and accrued expenses – related party.

During the fiscal year ended April 30, 2013, the Company received invoices from John Demoleas, a former director of the Company for director’s fees totaling $5,000, of which $2,500 was paid during the year.   $2,500 due and payable at year end was remitted in full on May 23, 2013.

On April 26, 2013, Mr. Malcolm Albery resigned as President, Secretary, Treasurer Chief Executive Officer and Chief Financial Officer of the Company.   On May 9, 2013, Mr. Malcolm Albery resigned as a director of the Company.

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE FISCAL YEARS ENDED APRIL 30, 2013 and 2012

On April 26, 2013, Mr. Robert Thayer was elected as President, Secretary, Treasurer Chief Executive Officer and Chief Financial Officer and a director of the Company.

On July 23, 2013 Mr. Thayer resigned as Chief Executive Officer and Mr. Mohammad (Mo) Fazil was appointed a Director, Chief Executive Officer and Chairman of the Board.

PROPOSED TRANSACTIONS

As at the date of this filing the Company is continuing to pursue its original business plan, and is reviewing other potential acquisitions.

CRITICAL ACCOUNTING ESTIMATES

The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments which are based on historical experience and on various other factors that are believed to be reasonable under the circumstances. The results of their evaluation form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions and circumstances. Our significant accounting policies are more fully discussed in the Notes to our Financial Statements.

CHANGE IN ACCOUNTING POLICIES AND ADOPITON OF NEW ACCOUNTING STANDARDS

There are no new pronouncements that have current application to the Company, or may be applicable to the Company's future financial reporting.

RISK MANAGEMENT, CAPITAL MANAGEMENT AND FINANCIAL INSTRUMENTS

The Company manages its capital structure and makes adjustments to it based on the funds available to the Company in order to support future business opportunities. The Company defines its capital as shareholders’ equity. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to manage its capital to be able to sustain the future development of the Company’s business.

The Company currently has no source of revenues, and therefore is dependent upon external financings to fund activities. In order to carry future projects and pay for administrative costs, the Company will spend its existing working capital and raise additional funds as needed. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes in the Company’s approach to capital management during the fiscal year ended April 30, 2013, and during the period covered by this report The Company is not subject to externally imposed capital requirements.

The Company classified its cash and cash equivalents as financial assets at fair value through profit or loss; accounts receivable as loans and receivables; and accounts payable and due to related parties as other financial liabilities. The carrying values of accounts receivable, accounts payable, and due to related parties approximate their fair values due to the short term to maturity of these financial instruments.

ADDITIONAL INFORMATION AND CONTINUOUS DISCLOSURE

DISCLOSURE OF OUTSTANDING SHARE DATA

The Company has 200,000,000 shares of common stock authorized with a par value of $0.0001. As at April 30, 2013 and July 29, 2013, the Company had 90,000,000 shares issued and outstanding.

FULUCAI PRODUCTIONS LTD.
FORM 51-102F1-MANAGEMENT DISCUSSION & ANALYSIS
FOR THE FISCAL YEARS ENDED APRIL 30, 2013 and 2012

DISCLOSURE OF MANAGEMENT COMPENSATION

The Company provides the following disclosure with respect to the compensation of its directors and officers during the fiscal year ended April 30, 2013:

During the fiscal year ended April 30, 2013, the Company received invoices from John Demoleas, a former director of the Company for director’s fees totaling $5,000, of which $2,500 was paid during the year.   $2,500 due and payable at year end was remitted in full on May 23, 2013.  There was no other compensation paid to officers or directors in the current fiscal year.

Officers and Directors

Individual	Office Held
Robert Thayer	Director, President, Secretary, Treasurer and Chief Financial Officer
Mohammad (Mo) Fazil	Director, Chief Executive Officer, Chairman of the Board

DISCLOSURE CONTROLS AND PROCEDURES

The Company follows requirements as set out under MI 51-105 and therefore follows the requirements as set out for Venture Issuers, and is exempt from certifying disclosure controls and procedures as well as internal controls over financial reporting. The Company currently files basic certificates which do not include assessments relating to establishment and maintenance of disclosure controls and procedures as defined under National Instrument 52-109.

Additional information about the Company may be obtained by viewing the Company’s Issuer Profile on SEDAR at www.sedar.com or at www.sec.gov

FULUCAI PRODUCTIONS LTD.

(the “Company”)
FORM 52-110F2
DISCLOSURE BY VENTURE ISSUERS

1.           The Audit Committee’s Charter

The Company has yet to adopt an audit committee charter.

2.           Composition of the Audit Committee

The Company’s board of directors (the “Board”) serves as its audit committee.  Neither of our Board members is “independent” as defined by NI52-110.  Both members of the Board are financially literate.

3.           Relevant Education and Experience

Both members of our Board have prior industry experience that provides a suitable understanding of the applicable accounting principles, the process of preparation of financial statements and procedures for financial reporting.

Board member Robert Thayer has served in a number of officer positions that would require analysis of financial statements and financial performance of corporate entities over a variety of industry segments, including  overseeing the day to day operations, financial controls and financial statement preparation for his own enterprises.  He is conversant with procedures for financial controls and has an understanding of the processes used to prepare financial statements.

Board member Mohammad (Mo) Fazil has been an investment advisor from November 1994 to July 2013 with various Canadian based broker-dealers and is fully conversant in all aspects of financial statement preparation, applicable accounting principles, financial reporting and procedures for financial controls.

4.           Audit Committee Oversight

Since the commencement of the Company’s most recently completed financial year, there was no recommendation of the audit committee to nominate or compensate an external auditor that was not adopted by the Board.

5.           Reliance on Certain Exemptions

Since the commencement of the Company’s most recent completed financial year the Company has not relied on any of the exemptions detailed below:

 (a)           the exemption in section 2.4 (De Minimis Non-audit Services),
 (b)           an exemption from this Instrument, in whole or in part, granted under Part 8(Exemptions).

6.           Pre -Approval Policies and Procedures

The Company has not adopted any specific policies for the engagement of non-audit services, however, our Board pre-approves all services provided by our principal accountant.

7.           External Auditor Service Fees (By Category)

(a)	Audit Fees

The Company incurred audit fees for audits of our financial statements, billed by Anderson Bradshaw PLLC of $12,900 during the fiscal year ended April 30, 2013 and $10,000 during the fiscal year ended April 30, 2012.

(b)	Audit-Related Fees

There were no fees billed for assurance and related services by Anderson Bradshaw PLLC relating to the performance of the audit or review of our financial statements, which are not reported under the heading "Audit Fees" above, for the fiscal years ended April 30, 2013 and 2012.

(c)	Tax Fees

For the fiscal years ended April 30, 2013 and 2012, the aggregate fees billed for tax compliance, tax advice and tax planning by Anderson Bradshaw PLLC were $600 and $500 respectively.

(d)	All other Audit fees.

For the fiscal years ended April 30, 2013 and 2012, the aggregate fees billed by Anderson Bradshaw PLLC, as applicable, for products and services, other than the services set out above, were $nil.

8.	Exemption

The Company is relying on the exemption provided in Section 6.1 of NI 52-110

FULUCAI PRODUCTIONS LTD.
Corporate Governance Disclosure
(Venture Issuers)

Pursuant to National Instrument 58-101 Disclosure of Corporate Governance Practices, the Company is required to disclose its corporate governance practices as follows:

Board of Directors

The Board facilitates its exercise of independent supervision over the Company’s management through meetings of the Board as required. None of the members of the Company’s board of directors is “independent”. Mohammad (Mo) Fazil is the Chief Executive Officer of the Company; Robert Thayer is the Chief Financial Officer, President, Secretary and Treasurer of the Company. As such, they are not independent.

Name of Director of the Company	Names of Other Reporting Issuers
Robert Thayer	None
Mohammad (Mo) Fazil	None

Orientation and Continuing Education

The Board briefs all new directors with respect to the policies of the Board and other relevant corporate and business information.  The Board does not provide any continuing education.

Ethical Business Conduct

The Board has found that the fiduciary duties placed on individual directors by the Company’s governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of the Board in which the director has an interest have been sufficient to ensure that the Board operates independently of management and in the best interests of the Company.

Nomination of Directors

The Board is responsible for identifying individuals qualified to become new Board members and recommending to the Board new director nominees for the next annual meeting of shareholders.  New nominees must have a track record in general business management, special expertise in an area of strategic interest to the Company, the ability to devote the required time, show support for the Company’s mission and strategic objectives, and a willingness to serve.

Compensation

The Board conducts reviews with regard to the compensation of the directors and Chief Executive Officer once a year.  To make its recommendations on such compensation, the Board takes into account the types of compensation and the amounts paid to directors and officers of comparable publicly traded U.S. companies.

Other Board Committees

The Board has no other committees.

Assessments

The Board regularly monitors the adequacy of information given to directors, communications between the Board and its consultants and outside service providers and the strategic direction and processes of the Board and its committees.